EXHIBIT 10.3
                               GENTA INCORPORATED
                            1998 STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


        STOCK OPTION AGREEMENT (the "Agreement"), dated as of May 28th, 1998, between GENTA INCORPORATED, a Delaware corporation (the "Company"), and the other party signatory hereto (the "Optionee"). Capitalized terms used here without definition shall have the meanings ascribed thereto in the Plan (as defined below).


        The Company's Board of Directors or its Compensation Committee (the "Committee") has determined that the objectives of the Company's 1998 Stock Incentive Plan (the "Plan"), will be furthered by granting to the Optionee a stock option pursuant to the Plan.


        The Plan and the grant of the options described herein were approved by the Company's stockholders at the annual meeting of the stockholders held on July 14, 1998.


        In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Optionee agree as follows:


        SECTION 1. Grant of Option.


        The Company hereby grants to the Optionee a stock option (the "Option") to purchase 2,236,263 shares of common stock of the Company, $.001 par value per share (the "Common Stock"), at an initial exercise price of $0.94375 per share. The exercise price and


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the number of shares  subject to the Option  are  subject to  adjustment  if the number of shares of Fairly-Diluted Common Stock (as defined below) on February 26, 1999 (the "Adjustment Date") is other than 44,725,266 shares (subject to proportional adjustment for any stock split or reverse stock split of the Common Stock after the date hereof) as a result of any Covered Events (as defined below) occurring prior to the Adjustment Date, in which case the Option shall automatically be adjusted: (x) to adjust the number of shares of Common Stock covered to the extent necessary to equal the sum of: (a) 2,236,263 shares of Common Stock (subject to proportional adjustment for any stock split or reverse stock split of the Common Stock after the date hereof); and (b) 5% of any additional shares of Fairly-Diluted Common Stock as of the Adjustment Date that are attributable to Covered Events (subject to proportional adjustment for any stock split or reverse stock split of the Common Stock); and (y) to adjust the exercise price so that the exercise price per share is equal to the Series D Reset Price (as defined below) of the Company's Series D Convertible Preferred Stock (the "Series D Preferred Stock"). "Fairly-Diluted Common Stock" means, as of a specified date, the number of shares of Common Stock that would be outstanding on such date assuming: (i) the conversion into Common Stock on such date of all preferred stock of the Company outstanding on the date hereof or issuable upon exercise of warrants outstanding on the date hereof; and (ii) the exercise on such date of all warrants of the Company outstanding on the date hereof or contractually required to be issued pursuant to an agreement in effect on the date hereof, in each case having an exercise price per share of Common Stock of less than $2.00 on the date hereof, including, but not limited to, Penalty Warrants (as defined in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31

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1997).  "Covered Events" means any issuance of Penalty Warrants or alteration of the conversion price of the Series D Preferred Stock pursuant to the Reset (as defined in the fifth paragraph of Subsection 4(a) of the Certificate of Designations for the Series D Preferred Stock, as amended from time to time), or any contractual modification to such Reset (the altered conversion price effected by such Reset, as contractually modified by agreement of the holders of at least a majority of the Series D Preferred Stock, being referred to herein as the "Series D Reset Price"). It is intended that the Option shall not qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended.


        SECTION 2. Exercisability.


        Subject to the further terms of this Agreement, the Option shall become exercisable in 16 substantially equal installments on the last day of each calendar quarter after October 1, 1997 provided that adjustments to the number of options as provided in Section 1 hereof shall be pro-rated as to vesting over the remaining quarterly periods after the adjustment. Unless earlier terminated pursuant to the provisions of the Plan, the unexercised portion of the Option shall expire and cease to be exercisable at 12:01 a.m. on the tenth anniversary of the date of this Agreement.


        SECTION 3. Method of Exercise.


        The Option or any part thereof may be exercised only by the giving of written notice to the Company on such form and in such manner as the Committee shall prescribe. Such written notice must be accompanied by payment of the full purchase price for the


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number  of  shares  being  purchased.  Such  payment  may  be  made  by one or a combination of the following methods: (a) by a certified or official bank check (or the equivalent thereof acceptable to the Company); (b) by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value on the exercise date equal to part or all of the purchase price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other method as the Committee may authorize, including, without limitation, at the discretion of the Committee, by the withholding of shares (valued at their Fair Market Value on the exercise date) underlying the Option. Pursuant to Section 3.2 of the Plan, it shall be a condition precedent to the issuance of shares upon exercise of the Option that the Optionee shall remit to the Company any amount sufficient to satisfy all applicable withholding tax requirements, which may be satisfied through the withholding of Common Stock as provided in Section 3.2.2 of the Plan. The date of the exercise of the Option shall be the date on which written notice of exercise is delivered to the Company, during normal business hours, at its address as provided in Section 9 of this Agreement, or if mailed, the date on which it is postmarked, provided such notice is actually received.


        SECTION 4. Termination of Employment; Death.


        4.1 Upon termination of the Optionee's employment with the Company and its subsidiaries, for any reason (including death), the Option shall terminate and expire except as provided in Section 4.2 or 4.3 of this Agreement.


        4.2 If the Optionee's employment with the Company and its subsidiaries


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terminates for any reason other than death or dismissal for cause (as defined in
Section 1.6.5 of the Plan), the Option shall be exercisable but only to the extent it was exercisable at the time of such termination and only until the earlier of the expiration date of the Option, determined pursuant to Section 2 of this Agreement, or the expiration of one year following the date of termination.


        4.3 If the Optionee dies while an employee of the Company and its subsidiaries or following the termination of the Optionee's employment with the Company and its subsidiaries, but during the period in which the Option is exercisable pursuant to Section 4.2 of this Agreement, the Option shall be exercisable but only to the extent it was exercisable at the time of death and only until the earlier of the expiration date of the Option, determined pursuant to Section 2 of this Agreement, or the first anniversary of the date of the Optionee's death.


        SECTION 5. Plan Provisions to Prevail.


        This Agreement is subject to all of the terms and provisions of the Plan. Without limiting the generality of the foregoing, by entering into this Agreement the Optionee agrees that no member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or this Agreement. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.


        SECTION 6. Nontransferability.

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        The Option  shall not be  assignable  or  transferable,  voluntarily  or involuntarily, by operation of law, or otherwise, and any such assignment or transfer which may be attempted shall be null and void and of no effect; provided, however, that this Section 6 shall not prevent transfers by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.



        SECTION 7. No Rights as a Shareholder


        The Optionee shall have no rights as a shareholder of the Company with respect to the shares subject to the Option until the issuance to the Optionee of a stock certificate for such shares. Except as otherwise provided in Section
1.5.3 of the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.


        SECTION 8. Right of Discharge Preserved.


        Nothing in this Agreement shall confer upon the Optionee the right to continue in the employ of the Company and its subsidiaries, or to continue in the service of the Company and its subsidiaries as a consultant or director, or affect any right which the Company and its subsidiaries may have to terminate such employment or service.


        SECTION 9. Notices.


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        All notices required or permitted hereunder shall be given in writing by personal delivery; by confirmed facsimile transmission (with a copy dispatched by express delivery or registered or certified mail); or by express delivery via express mail or any reputable express courier service. Notice shall be addressed
(a) to Genta Incorporated, c/o Michael S. Weiss, 787 Seventh Avenue, 48th Floor, New York, New York 10019; and (b) to the Optionee at the address set forth on the signature page hereto; or (c) as to either party, at such other address as may be designated by notice in the manner set forth herein. Notices which are delivered personally, by confirmed facsimile transmission, or by courier as aforesaid, shall be effective on the date of delivery.


        SECTION 10. Successors and Assigns.


        This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent consistent with Section 4 of this Agreement and with the Plan, the heirs and personal representatives of the Optionee.


        SECTION 11. Entire Contract; Waiver; Amendment.


        This Agreement constitutes the entire contract between the parties hereto and supersedes all prior oral and written agreements between the parties with regard to the subject matter hereof. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or


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different nature.  This Agreement may be amended as provided in Section 3.1.3 of the Plan.


        SECTION 12. Severability.


        If any provision of this Agreement (including any provision of the Plan that is incorporated herein by reference) shall hereafter be held to be invalid, unenforceable or illegal in whole or in part, in any jurisdiction under any circumstances for any reason, (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, this Agreement and the Plan or (b) if such provision cannot be so reformed, such provision shall be severed from this
Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement or the Plan.


        SECTION 13. Governing Law.


        This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, as they apply to contracts made, delivered and performed in the State of New York.


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               IN  WITNESS  WHEREOF,  the  parties  hereto  have  executed  this agreement as of the date and year first written above.


                                         GENTA INCORPORATED



                                         By:  _________________________
                                                Name:  Michael S. Weiss
                                                Title: Vice Chairman



                                         OPTIONEE



                                         ________________________
                                         Kenneth G. Kasses, Ph.D.


                                         ________________________
                                         Address


                                         ________________________
                                         Social Security Number

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